AXA FINANCIAL, INC.
  RECONCILIATION OF AXA's UNITED STATES LIFE & SAVINGS OPERATION'S CONTRIBUTION
        TO AXA GROUP IFRS REVENUES WITH CONSOLIDATED AXA FINANCIAL, INC.
                             PREMIUMS UNDER USGAAP
                                  (in millions)


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


                                                                                                  THREE MONTHS ENDED MARCH 31,
                                                                                             ---------------------------------------
                                                                                                  2009                  2010
                                                                                             ------------         ---------------
CONTRIBUTION TO IFRS GROSS REVENUES PER AXA PRESS RELEASE                          IN EURO

    Gross Premiums                                                                                 3,066                    2,040
    Other Revenues (A)                                                                               148                      189
                                                                                              -----------          ---------------
                                                                                                   3,214                    2,229

                                                                                              ------------         ---------------
                                            AVERAGE EXCHANGE RATE   US$1.00 =                    0.76572                  0.72284
                                                                                              ------------         ---------------


                                                                                   IN USD          4,197                    3,084

Reconciling items:
    Less:  Other Revenues (A)                                                                       (193)                    (262)
    Less:  Deposits from Universal life and investment-type product policy fee income (B)         (3,517)                  (2,321)
    Less:  Reinsurance ceded premiums  (C)                                                          (118)                    (118)
    Add:   Others (D)                                                                                  7                        7
                                                                                              ------------         ---------------
                                  Total Reconciling items                                         (3,821)                  (2,694)
                                                                                              ------------         ---------------



CONSOLIDATED AXA FINANCIAL, INC. US GAAP PREMIUMS                                                    376                      390
                                                                                              ============         ===============
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 (A) Represents fees received from servicing and advisory business, and fees on the sales of Mutual Funds reported within Commissions, Fees & Other
     Income in the US GAAP Statement of Earnings
 (B) Reflected as an increase to Policyholder Account Balances in the US GAAP
     Balance Sheet
 (C) Reflected as a reduction to Premiums in the US GAAP
     Statement of Earnings
 (D) Represents Pension fee income and Reinsurance
     Assumed Premiums that are excluded from premiums for IFRS reporting